EXHIBIT 4.5

EXECUTION VERSION

GUARANTY, PLEDGE AND SECURITY AGREEMENT

DATED AS OF FEBRUARY 28, 2013

BY

CINEDIGM DC HOLDINGS, LLC,

AS THE BORROWER,

AND

EACH GUARANTOR
FROM TIME TO TIME PARTY HERETO

IN FAVOR OF

PROSPECT CAPITAL CORPORATION,
AS COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES

Page

ARTICLE I	DEFINED TERMS	1

Section 1.1	Definitions	1

Section 1.2	Certain Other Terms	5

ARTICLE II	GUARANTY	6

Section 2.1	Guaranty	6

Section 2.2	Limitation of Guaranty	6

Section 2.3	Contribution	6

Section 2.4	Authorization; Other Agreements	7

Section 2.5	Guaranty Absolute and Unconditional	7

Section 2.6	Waivers	8

Section 2.7	Reliance	9

Section 2.8	Subordination	9

Section 2.9	Funds Transfers	9

ARTICLE III	GRANT OF SECURITY INTEREST	9

Section 3.1	Collateral	9

Section 3.2	Grant of Security Interest in Collateral	11

Section 3.3	Collateral Held by Secured Party	11

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	11

Section 4.1	Title; No Other Liens	11

Section 4.2	Valid Security Interest; Perfection and Priority	11

Section 4.3	Pledged Collateral	12

Section 4.4	Instruments and Tangible Chattel Paper Formerly Accounts	13

Section 4.5	Intellectual Property	13

Section 4.6	Commercial Tort Claims	13

Section 4.7	Specific Collateral	13

Section 4.8	Enforcement	13

Section 4.9	Representations and Warranties of the Term Loan Agreement	14

ARTICLE V	COVENANTS	14

Section 5.1	Maintenance of Perfected Security Interest; Further Documentation and Consents	14

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(continued)
Page

Section 5.2	Pledged Collateral	15

Section 5.3	Accounts	15

Section 5.4	Commodity Contracts	15

Section 5.5	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights; Electronic Chattel Paper; Evidence of Intercompany Indebtedness	16

Section 5.6	Intellectual Property	17

Section 5.7	Notices	18

Section 5.8	Notice of Commercial Tort Claims	18

Section 5.9	Controlled Securities Accounts	19

Section 5.10	Fixed Assets	19

Section 5.11	Deposit Accounts	19

Section 5.12	Mortgages	19

Section 5.13	Taxes	20

Section 5.14	Power of Attorney	20

ARTICLE VI	REMEDIAL PROVISIONS	20

Section 6.1	Code and Other Remedies	20

Section 6.2	Accounts and Payments in Respect of General Intangibles	23

Section 6.3	Pledged Collateral	24

Section 6.4	Proceeds to be Turned over to and Held by the Collateral Agent	25

Section 6.5	Sale of Pledged Collateral	25

Section 6.6	Deficiency	26

ARTICLE VII	AGENT	26

Section 7.1	The Collateral Agent’s Appointment as Attorney-in-Fact	26

Section 7.2	Authorization to File Financing Statements	28

Section 7.3	Authority of Collateral Agent	28

Section 7.4	Duty; Obligations and Liabilities	28

ARTICLE VIII	MISCELLANEOUS	29

Section 8.1	Reinstatement	29

-ii-

(continued)
Page

Section 8.2	Release of Collateral	29

Section 8.3	Independent Obligations	30

Section 8.4	No Waiver by Course of Conduct	30

Section 8.5	Amendments	30

Section 8.6	Additional Loan Parties; Additional Pledged Collateral	30

Section 8.7	Marshaling	31

Section 8.8	Notices	31

Section 8.9	Successors and Assigns	31

Section 8.10	Counterparts; Effectiveness	31

Section 8.11	Severability	31

Section 8.12	Governing Law	32

Section 8.13	Jurisdiction; Venue; Service Of Process; Jury Trial Waiver	32

Section 8.14	Excluded Property	32

-iii-

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement
Annex 4	Form of Limited Power of Attorney

Schedule 1	Commercial Tort Claims
Schedule 2	Guarantor Information
Schedule 3	Pledged Collateral
Schedule 4	Intellectual Property

               This GUARANTY, PLEDGE AND SECURITY AGREEMENT, dated as of February 28, 2013 (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Agreement”), by CINEDIGM DC HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and each of the other Subsidiaries of Borrower listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (collectively, the “Guarantors”, and each, a “Guarantor”, and together with the Borrower, collectively, the “Loan Parties” and each, a “Loan Party”), in favor of PROSPECT CAPITAL CORPORATION, a Maryland corporation (“Prospect”), as collateral agent for the benefit of the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Agreement, dated as of February 28, 2013 (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Term Loan Agreement”), among the Borrower, Access Digital Media, Inc., Access Digital Cinema Phase 2, Corp. and each other Guarantor that is a party thereto, that is a party thereto, the Lenders party thereto, and Prospect, in its separate capacities as Administrative Agent and Collateral Agent, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor has agreed to guaranty the Obligations (as defined in the Term Loan Agreement) of the Borrower;

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Term Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Term Loan Agreement that the Loan Parties shall have executed and delivered this Agreement to Collateral Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Administrative Agent and the Collateral Agent to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Loan Party hereby agrees with Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

           Section  1.1                      Definitions.  (a)  Capitalized terms used herein without definition are used as defined in the Term Loan Agreement.

(b)           The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”,

“goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)           The following terms shall have the following meanings:

“Agreement” has the meaning specified in the preamble hereof.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Collateral” has the meaning specified in Section 3.1 hereof.

“Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Account Control Agreement.

“Excluded Property” means, collectively, (a) any Permit or license or any Contractual Obligation entered into by any Loan Party (i) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such Permit, license or Contractual Obligation or any Securities related thereto or (ii) to the extent that any Applicable Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (i) and (ii), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (b) Real Property owned by any Loan Party that is subject to a purchase money Lien or a Capital Lease permitted under the Term Loan Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such Real Property or the equipment subject to such Capital Lease, (c) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) and (d) (i) “Pledged Collateral” as such term is defined in the Amended and Restated Pledge Agreement dated as of February 28, 2013 between Access and the CDF1 Credit Agreement Collateral Agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time), (ii) “Pledged Collateral” as such term is defined in the Amended and Restated Pledge Agreement dated as of February 28, 2013 between Christie and the CDF1 Credit Agreement Collateral Agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time), (iii) “Pledged Collateral” as such term is defined in the Pledge Agreement dated as of October 18, 2011 between Access Phase 2 and Société Générale, New York Branch, in its capacity as collateral agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time), and (iv) “Pledged Collateral” as such term is defined in the Pledge Agreement dated as of October 18, 2011 between CDF2 Holdings and

Société Générale, New York Branch, in its capacity as collateral agent (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time); provided, however, (A) “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property), and (B) upon the obtaining of consent or the modification of Applicable Law with respect to assets described in clauses (a) and (b) above (and in the case of applications filed in the U.S. Patent and Trademark Office to register Trademarks on the basis of any Loan Party “intent to use” such Trademarks, the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use”), such assets shall cease to constitute Excluded Property hereunder and shall become Collateral for all purposes.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2 hereof.

“Guaranteed Obligations” has the meaning set forth in Section 2.1 hereof.

“Guarantor” has the meaning set forth in the preamble to this Agreement.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Loan Parties as set forth in this Agreement.

“Joinder Agreement” has the meaning set forth in Section 8.6(a).

“Lease” means any lease or other agreement, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any Real Property.

“Leasehold” means any Lease, leasehold estate or interest of a Loan Party in each of the properties at or upon which a Loan Party conducts business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with a Loan Party’s interest in any of the improvements and fixtures located upon or appurtenant to each such estate or interest, including, without limitation, any rights of a Loan Party to payment, proceeds or value of any kind or nature realized upon the sale, transfer or assignment of any such estate or interest, whether or not such sale, assignment or transfer occurs during any debtor relief proceeding.

“Loan Party” has the meaning set forth in the preamble to this Agreement.

“Pledge Amendment” has the meaning set forth in Section 8.6(b).

“Pledged Certificated Stock” means all certificated Stock of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Loan Party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Securities listed on Schedule 3; provided, however, that Pledged Certificated Stock excludes any Excluded Property.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Loan Party in instruments evidencing any Indebtedness in excess of $10,000 owed to such Loan Party or other obligations owed to such Loan Party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 3, issued by the obligors named therein; provided, however, that the foregoing threshold amount of $10,000 shall not apply to (i) that certain Intercompany Note, dated as of the date hereof, made by Cinedigm Digital Australia Pty Ltd in favor of the Borrower and (ii) any instrument that evidences Indebtedness owed to any Loan Party by any other Loan Party or any Subsidiary of any Loan Party, and all such instruments shall constitute “Pledged Debt Instruments” for the purposes hereof; and provided, further, however, that Pledged Debt Instruments excludes any Excluded Property.

“Pledged Investment Property” means any investment property of any Loan Party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, Pledged Stock or Pledged Debt Instruments; provided, however, that Pledged Investment Property excludes any Excluded Property.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock; provided, however, that Pledged Stock excludes any Excluded Property.

“Pledged Uncertificated Stock” means any Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Loan Party as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Loan Party in, to and under any Constituent Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3, to the extent such interests are not certificated; provided, however, that Pledged Uncertificated Stock excludes any Excluded Property.

“Prospect” has the meaning set forth in the preamble to this Agreement.

“Secured Obligations” has the meaning set forth in Section 3.2 hereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, ordinary shares, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Term Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Triggering Event” means the Borrower, at any time, elects not to make a voluntary prepayment with CDF1 Excess Cash Flow on any Payment Date on or after the Discharge of the CDF1 Credit Agreement Obligations.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unasserted Contingent Obligations” means contingent indemnification and reimbursement Obligations to the extent no claim giving rise thereto has been asserted.

“Use” means with respect to any Intellectual Property, all uses of such Intellectual Property by, for or in connection with any Loan Party or its business or for the direct or indirect benefit of such Loan Party or its business, including all such uses by such Loan Party itself, by any of the affiliates of such Loan Party, or by any franchisee, licensee or contractor of such Loan Party.

           Section  1.2                      Certain Other Terms.

(a)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Loan Party shall refer to such Loan Party’s right, title and interest in or to such Collateral or any relevant part thereof.

(b)           Other Interpretive Provisions.

       (i)           Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

       (ii)           This Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

       (iii)           Certain Common Terms.  The term “including” is not limiting and means “including without limitation.”

       (iv)           Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

       (v)           Contracts.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other supplements and modifications thereto and renewals and replacements thereof which are in effect from time to time, but only to the extent such amendments, restatements, substitutions, supplements, modifications, renewals and replacements are not prohibited by the terms of any Loan Document.

       (vi)           Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

           Section  2.1                      Guaranty.  To induce the Lenders to make the Term Loans to the Borrower and each other Secured Party to make credit available to or for the benefit of one or more Loan Parties, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

           Section  2.2                      Limitation of Guaranty.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under Applicable Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Applicable Law) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty.

           Section  2.3                      Contribution.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Term

Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

           Section  2.4                      Authorization; Other Agreements.  The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)           (i) subject to compliance, if applicable, with Section 11.01 of the Term Loan Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)           apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)           refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)           (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, surrender, affect, impair or otherwise alter any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with any Loan Party, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)           settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

           Section  2.5                      Guaranty Absolute and Unconditional.  Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Collateral Agent):

(a)           the invalidity or unenforceability of any obligation of a Loan Party under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed

Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)           the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from a Loan Party or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)           the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)           any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)           any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any Applicable Law; or

(f)           any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any Guarantor or any other Subsidiary of the Borrower, in each case other than the payment in full of the Guaranteed Obligations.

           Section  2.6                      Waivers.  Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:  (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any Guarantor.  Each Guarantor further unconditionally and irrevocably agrees, until the indefeasible payment in full of the Guaranteed Obligations, not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor; provided, that if any amounts are paid to any Loan Party in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Obligations in accordance with the terms of the Term Loan Agreement, whether matured or unmatured.  No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

           Section  2.7                      Reliance.  Each Loan Party hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Loan Party and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Loan Party hereby agrees that no Secured Party shall have any duty to advise any Loan Party of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Loan Party, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Loan Party.

           Section  2.8                      Subordination.  Each Loan Party hereby subordinates the payment of all obligations and Indebtedness of any other Loan Party owing to such Loan Party, whether now existing or hereafter arising, including but not limited to any obligation of any other Loan Party to such Loan Party as subrogee of the Collateral Agent or any other Secured Party or resulting from a Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations.  If the Collateral Agent so requests during the continuance of an Event of Default, any such obligation or Indebtedness of any Loan Party to any other Loan Party shall be enforced and performance received by the applicable Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Collateral Agent for the benefit of the Secured Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Loan Party under this Agreement.

           Section  2.9                      Funds Transfers.  If any Guarantor shall engage in any transaction as a result of which the Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Term Loan Agreement, such Guarantor shall distribute to, or make a contribution to the capital of, the Borrower an amount equal to the mandatory prepayment required under the terms of the Term Loan Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

           Section  3.1                      Collateral.  For the purposes of this Agreement, all of the assets and real and personal property of each Loan Party, tangible and intangible, wherever located, now owned or at any time hereafter acquired by a Loan Party or in which a Loan Party now has, or at any time in the future may acquire, any right, title or interest, including, without limitation, the following, is collectively referred to as the “Collateral”:

(a)           All accounts;

(b)          all chattel paper (whether tangible or intangible);

(c)          all documents (including, if applicable, electronic documents);

(d)          all general intangibles (including, without limitation, any payment intangibles, Software and Intellectual Property);

(e)          all goods (including, without limitation, inventory, equipment, furniture and fixtures);

(f)           all instruments (including, without limitation, promissory notes);

(g)          all investment property, Securities and Pledged Collateral;

(h)          all deposit accounts, securities accounts and all deposits therein;

(i)           all money, cash or cash equivalents;

(j)           all credit balances, deposits and other property now or hereafter held or received by or in transit to the Collateral Agent, any Lender or any of their respective affiliates or at any other depositary or other institution from or for the account of any Loan Party, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(k)          all supporting obligations and letter of credit rights (whether or not any such letter of credit is in writing) of any Loan Party;

(l)           all commercial tort claims, including, without limitation, the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to Section 5.8;

(m)         all proceeds of Leases and Leaseholds and owned Real Property;

(n)          to the extent not otherwise described above, all receivables and all present and future claims, rights, interests, assets and properties recovered by or on behalf of any Loan Party;

(o)          all books, records and information relating to any of the foregoing and/or to the operation of any Loan Party’s business, and all rights of access to such books, records and information, and all property in which such books, records and information are stored, recorded and maintained; and

(p)          to the extent not otherwise included, all proceeds, tort claims, insurance claims, contract rights, rights to the payment of money, and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

provided, however, that (i) the “Collateral” shall not include any Excluded Property, and (ii) to the extent a Loan Party is a Foreign Subsidiary that is, or any Foreign Subsidiary of any Loan

Party is, a “controlled foreign corporation” within the meaning of Section 957(a) of the Code, “Collateral” in respect of each such Foreign Subsidiary constituting Securities shall only include 66% of the issued and outstanding Voting Stock and 100% of the outstanding non-voting Securities of such Foreign Subsidiary.

           Section  3.2                      Grant of Security Interest in Collateral.  Each Loan Party, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and the Guaranteed Obligations of such Loan Party (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of itself and the other Secured Parties, and grants to the Collateral Agent, for the benefit of itself and the other Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Loan Party; provided, however, that notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be automatically deemed granted therein.  Each Loan Party hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Loan Parties, taken as a whole.

           Section  3.3                      Collateral Held by Secured Party.  Any Collateral held by, possessed by or in the control of any Secured Party shall be held by, possessed by or controlled by such Secured Party for the ratable benefit of itself and each other Secured Party.  Subject to the terms and conditions of the Term Loan Agreement and this Agreement, the Collateral Agent shall be entitled to enforce the rights and remedies of a secured creditor for the benefit of itself and the other Secured Parties upon the occurrence and during the continuance of an Event of Default.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Administrative Agent and the Collateral Agent to enter into the Loan Documents, each Loan Party hereby represents and warrants each of the following to the Collateral Agent, the Lenders and the other Secured Parties:

           Section  4.1                      Title; No Other Liens.  Except for the Lien granted to the Collateral Agent pursuant to this Agreement and other Permitted Liens, such Loan Party owns its right, title and interest in and to each item of the Collateral free and clear of any and all Liens or claims of others.  Such Loan Party (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than Permitted Liens.

           Section  4.2                      Valid Security Interest; Perfection and Priority.  This Agreement creates a valid security interest in the Collateral, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Loan Party, as a debtor, and the Collateral Agent, as secured party, in the jurisdictions listed next to such Loan Party’s name on Schedule 2 (as such Schedule may be updated from time to time on prior written notice to the Collateral Agent to reflect changes resulting from transactions permitted under the Loan Documents).  Upon the making of such filings, the Collateral Agent shall have a first priority perfected security interest, subject only to Permitted Liens having priority over Collateral Agent’s Lien by operation of law and expressly permitted under the Term Loan Agreement, in the Collateral to the extent such security interest can be perfected by the filing of a financing statement.  All action by any Loan Party necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

           Section  4.3                      Pledged Collateral.  (a)  The Pledged Stock pledged by such Loan Party hereunder (i) is listed on Schedule 3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms; provided, however, that to the extent any such issuer or obligor is not an Affiliate of such Loan Party, the representations and warranties made in this Section 4.3(a) are made to the knowledge of such Loan Party.

(b)           As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Collateral Agent in accordance with Section 5.2(a).

(c)           In case any Loan Party shall acquire after the Closing Date (x) any Securities of any Person constituting Pledged Stock hereunder or (y) any interest in any instruments evidencing any Indebtedness or other obligation owed to such Loan Party constituting a Pledged Debt Instrument hereunder, in each case, not listed on Schedule 3 hereto, such Pledged Stock and Pledged Debt Instruments shall, notwithstanding the Pledged Collateral reflected on Schedule 3, be subject to the pledge, assignment and security interest granted to the Collateral Agent under this Agreement and such Loan Party shall promptly, and in any event no later than ten (10) days after the date such Pledged Collateral was so acquired (i) deliver to the Collateral Agent forthwith (A) a Pledge Amendment pursuant to Section 8.6(b) hereof reflecting such newly acquired Pledged Collateral, and (B) any certificates and instruments evidencing such Pledged Collateral, accompanied by transfer powers or other appropriate instruments of assignment duly executed by such Loan Party in blank, and (ii) take or cause to be taken such actions, execute and/or deliver or cause to be executed and/or delivered such documents as the Collateral Agent may reasonably request pursuant to Section 7.11 of the Term Loan Agreement.

(d)           Upon the occurrence and during the continuance of an Event of Default, and subject to the terms and conditions set forth in the Term Loan Agreement, the Collateral Agent shall be entitled to exercise all of the rights of the Loan Party granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Loan Party and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Loan Party, such Loan Party shall, by operation of law, cease to be a holder of such Pledged Stock.

           Section  4.4                      Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to such Loan Party under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a).

           Section  4.5                      Intellectual Property.  All Intellectual Property owned by each Loan Party is set forth on Schedule 4 and is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned.  No breach or default of any IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Loan Party in, any Intellectual Property: (a) the consummation of the transactions contemplated by any Loan Document or (b) any holding, decision, judgment or order rendered by any Governmental Authority which exists as of the date hereof.  To each Loan Party’s knowledge, no Person has (i) contested any right, title or interest of any Loan Party or any Subsidiary of any Loan Party in, or relating to, any Intellectual Property of such Loan Party, or (ii) made any claim that the use of any Intellectual Property does or may violate the rights of any third Person.  To each Loan Party’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Loan Party, and no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been or will be entered into by any Loan Party or to which such Loan Party is bound that adversely affect such Loan Party’s rights to own or use the Intellectual Property.  Each Loan Party, and to the best of such Loan Party’s knowledge each other party thereto, is not in material breach or default of any IP License.  There is no litigation or proceeding pending or, to the best of each Loan Party’s knowledge, threatened, concerning the validity or enforceability of such Loan Party’s right to register, own or use the Intellectual Property, and each Loan Party has performed all acts and paid all renewal, maintenance and other fees and taxes required to maintain the Intellectual Property in full force and effect.

           Section  4.6                      Commercial Tort Claims.  The only commercial tort claims which any Loan Party has asserted against a third-party before a Governmental Authority or a third-party arbitrator (other than commercial tort claims where such Loan Party is a plaintiff as part of a class action lawsuit (not initiated by such Loan Party) where the amount of such claim and judgment amount to be realized to such Loan Party from such claim does not exceed and could not reasonably be expected to exceed $10,000 individually for any single commercial tort claim) are those listed on Schedule 1, which sets forth such information separately for each Loan Party.

           Section  4.7                      Specific Collateral.  None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health care insurance receivables or timber to be cut.

           Section  4.8                      Enforcement.  No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral or such non-waivable UCC consents of the Loan Parties.

           Section  4.9                      Representations and Warranties of the Term Loan Agreement.  The representations and warranties as to such Loan Party and its Subsidiaries made in Article VI of the Term Loan Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties which are already qualified or modified by materiality in the text thereof).

ARTICLE V

COVENANTS

Each Loan Party agrees with the Collateral Agent to the following, as long as any Obligation or Commitment remains outstanding (other than Unasserted Contingent Obligations):

           Section  5.1                      Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a)  Generally.  Such Loan Party shall not (i) use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Applicable Law in any material respect or any policy of insurance covering the Collateral and (ii) enter into any Contractual Obligation or undertaking restricting the right or ability of such Loan Party or the Collateral Agent to sell, assign, convey or transfer any Collateral.

(b)           Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)           At any time and from time to time, upon the request of the Collateral Agent, such Loan Party shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) take all other actions necessary or reasonably advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Liens have the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority acceptable to the Collateral Agent) (ii) promptly and duly execute and deliver, and have recorded or filed, as applicable, such further documents, including an authorization to file (or, as applicable, the filing of) any financing statement or amendment under the UCC (or other filings under similar Applicable Law) in effect in any jurisdiction with respect to the security interest created hereby, (iii) take such further action as the Collateral Agent may reasonably request, including (A) using its reasonable commercial efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, held by such Loan Party and to enforce the security interests granted hereunder and (B) executing and delivering any Account Control Agreements with respect to deposit accounts and securities accounts, and (iv) deliver to the Administrative Agent legal opinions relating to the matters described in this Section 5.1(c), which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

(d)           To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (a)(ii) of the definition of “Excluded Property”, upon the request of the Collateral Agent, such Loan Party shall use its reasonable commercial efforts to obtain any required consents from any Person (other than the Borrower and its Affiliates) with respect to any Permit or license or any Contractual Obligation with such Person entered into by such Loan Party that requires such consent as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such Permit, license or Contractual Obligation or any Securities related thereto.

           Section  5.2                      Pledged Collateral.  (a)  Delivery of Pledged Collateral.  Such Loan Party shall (i) deliver to the Collateral Agent, in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments, and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Control Account.

(b)           Event of Default.  During the continuance of an Event of Default, and subject to the terms and conditions of the Term Loan Agreement, Collateral Agent shall have the right, at any time in its discretion and without notice to any Guarantor, to exercise remedies permitted under the Term Loan Agreement, this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligations.

(c)           Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI and subject to the limitations set forth in the Term Loan Agreement, such Loan Party shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)           Voting Rights.  Except as provided in Article VI, such Loan Party shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Loan Party that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

           Section  5.3                      Accounts.  Such Loan Party shall not, without the prior written consent of the Collateral Agent (not to be unreasonably withheld), other than in the ordinary course of business, (a) grant any extension of the time of payment of any account, (b) compromise or settle any account for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any account, (d) allow any credit or discount on any account or (e) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

           Section  5.4                      Commodity Contracts.  Such Loan Party shall not have any commodity contract unless subject to an Account Control Agreement.

           Section  5.5                      Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights; Electronic Chattel Paper; Evidence of Intercompany Indebtedness.  (a)  If any Loan Party now or at any time hereafter, holds or acquires an interest in any instrument or tangible chattel paper other than any instrument delivered in accordance with Section 5.2(a) and in the possession of the Collateral Agent, such Loan Party shall, at the request of the Collateral Agent, immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent; provided, however, that this Section 5.5(a) shall not apply to any instrument or tangible chattel paper that is not in excess of $10,000 (provided, further, however, to the extent that any such instrument or tangible chattel paper is owed to any Loan Party by any other Loan Party or any Subsidiary of any Loan Party, the foregoing threshold amount of $10,000 shall not apply).

(b)           No Loan Party shall grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.  Notwithstanding the foregoing, it shall not be a violation of this Section 5.5(b) if such control occurs as a matter of law and not as an affirmative act of a Loan Party.

(c)           If any Loan Party is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, then such Loan Party shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated Person with respect to the letter-of-credit rights under such letter of credit; provided, however, that the Loan Parties shall not be obligated to enter into such a Contractual Obligation with respect to (1) letters of credit issued by a domestic issuer in an aggregate amount not to exceed $10,000 for all such domestic letters of credit with respect to which a Contractual Obligation was not entered into under this Section 5.5(c), and (2) letters of credit issued by a non-U.S. issuer in an aggregate amount not to exceed $10,000 for all such non-U.S. letters of credit with respect to which a Contractual Obligation was not entered into under this Section 5.5(c).  Such Contractual Obligation shall assign such letter-of-credit rights to the Collateral Agent (for the benefit of the Secured Parties) and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account.  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent.

(d)           If any Loan Party now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, such Loan Party shall take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided, however, that this Section 5.5(d) shall not apply to any electronic chattel paper that is not in excess of $10,000 (provided, further, however, to the extent that any such electronic chattel paper is owed to any Loan Party by any other Loan Party or any Subsidiary of any Loan Party, the foregoing threshold amount of $10,000 shall not apply).

(e)           Each Loan Party agrees that all Indebtedness in excess of $10,000 that is owing by any Loan Party or Subsidiary of any Loan Party to any other Loan Party shall be evidenced by one or more promissory notes.

           Section  5.6                      Intellectual Property.  (a)  Within fifteen (15) days after any Loan Party acquires Intellectual Property, such Loan Party shall provide the Collateral Agent notification thereof and a supplement to Schedule 4 detailing such Intellectual Property and the short-form intellectual property agreements and assignments as described in this Section 5.6 and any other documents that the Collateral Agent reasonably requests with respect thereto.  Any supplement to Schedule 4 delivered pursuant to this Section 5.6 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 4 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

(b)           Each Loan Party shall (and shall use commercially reasonable efforts to cause all its licensees to) (i) (1) continue to use each Trademark included in the Intellectual Property that is necessary in the conduct of such Loan Party’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (4) preserve and maintain all rights in such Trademark, including the filing of appropriate renewal applications and other instruments to maintain in effect such Trademarks and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any such Trademark, in each case, in a commercially reasonable manner consistent with such Loan Party’s past business practices, and (5) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent (for the ratable benefit of the Secured Parties) shall obtain a perfected security interest in such other Trademark pursuant to this Agreement, and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c)           In general, each Loan Party shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce all Intellectual Property in a commercially reasonable manner consistent with such Loan Party’s past business practices.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to notify, or require any Loan Party to notify, any obligors with respect to any amounts due or to become due to such Loan Party in respect of any Intellectual Property or any portion thereof or of the existence of the security interest created hereby.  Subject to this Section 5.6, no Loan Party shall take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Intellectual Property that is necessary in the conduct of such Loan Party’s business.

(d)           Each Loan Party shall (i) notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property that is necessary in the conduct of such Loan Party’s business may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Loan Party’s ownership of, interest in, right to use, register, own or maintain such Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office), and (ii) shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property that is necessary in the conduct of such Loan Party’s business.

(e)           Each Loan Party shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Intellectual Property that is necessary in the conduct of such Loan Party’s business.  Each Loan Party shall hold each of the Collateral Agent and the other Secured Parties harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Collateral Agent or any other Secured Party in connection with the such Person’s interest in the Intellectual Property or any other action or failure to act in connection with such Intellectual Property or the transactions contemplated hereby, except to the extent incurred as a result of the Collateral Agent’s or any other Secured Party’s own gross negligence or willful misconduct.

(f)           In the event that any Intellectual Property of any Loan Party that is necessary in the conduct of such Loan Party’s business is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Loan Party shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(g)           Each Loan Party shall execute and deliver to the Collateral Agent (for the ratable benefit of the Secured Parties) in form and substance reasonably acceptable to the Collateral Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Loan Party and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Loan Party (together with appropriate supporting documentation as may be requested by the Collateral Agent).

           Section  5.7                      Notices.  Such Loan Party shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

           Section  5.8                      Notice of Commercial Tort Claims.  Such Loan Party agrees that, if it shall acquire any interest in any commercial tort claim in excess of $10,000 asserted against a third-party before a Governmental Authority or a third-party arbitrator (other than commercial tort claims where such Loan Party is a plaintiff as part of a class action lawsuit (not initiated by such Loan Party) then (i) such Loan Party shall, immediately upon such acquisition, deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Loan Party shall execute and deliver to the Collateral Agent, in each case in form and substance satisfactory to the Collateral Agent, any document, and take all other action, deemed by the Collateral Agent to be necessary or reasonably appropriate for the Collateral Agent to obtain, for the ratable benefit of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.  Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

           Section  5.9                      Controlled Securities Accounts.  Each Loan Party shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts.

           Section  5.10                      Fixed Assets.  No Loan Party shall move or cause the moving of any furniture, fixtures or equipment of any Loan Party from the location of such furniture, fixtures or equipment as of the Closing Date to any other location except to any location operated by a Loan Party on a going-forward basis, which move shall be for the sole purpose of continuing operations at such location.

           Section  5.11                      Deposit Accounts.  Subject to the exceptions set forth in Section 7.13 of the Term Loan Agreement, for each deposit account that any Loan Party, now or at any time hereafter, opens or maintains, such Loan Party shall, at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) cause the depositary bank to agree to comply without further consent of any Loan Party, at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with such Loan Party being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account.

           Section  5.12                      Mortgages.  Each Loan Party shall:

(a)           upon request of the Collateral Agent, deliver to the Collateral Agent a Mortgage on any Real Property owned by any Loan Party and on any of its leases, together with all Mortgage Supporting Documents relating thereto (or, if such real property or the real property subject to such lease is located in a jurisdiction outside the United States, similar documents deemed appropriate by the Collateral Agent to obtain the equivalent in such jurisdiction of a first-priority mortgage on such real property or lease); and

(b)           deliver to the Administrative Agent legal opinions relating to the matters described in this Section 5.12, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Administrative Agent.

           Section  5.13                      Taxes.  Each Loan Party shall pay all taxes, assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or in default except as expressly provided for in the Term Loan Agreement.

           Section  5.14                      Power of Attorney.  Upon the occurrence of a Triggering Event, the Borrower shall immediately cause CDF1 to execute the Limited Power of Attorney attached hereto as Annex 4 and deliver such executed Limited Power of Attorney to the Collateral Agent.

ARTICLE VI

REMEDIAL PROVISIONS

           Section  6.1                      Code and Other Remedies.  (a)  UCC Remedies.  During the continuance of an Event of Default, and subject to the terms of the Term Loan Agreement, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law and as set forth in the Term Loan Agreement.

(b)           Disposition of Collateral.  Without limiting the generality of the foregoing, the Collateral Agent may, subject to the terms set forth in the Term Loan Agreement, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Loan Party or any other Person notice or opportunity for a hearing on any Secured Party’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent (for the ratable benefit of the Secured Parties) shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Loan Party, which right or equity is hereby waived and released.

(c)           Management of the Collateral.  Each Loan Party further agrees, that, during the continuance of any Event of Default, subject to the terms set forth in the Term Loan Agreement, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Loan Party’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent shall also have the right to require that each Loan Party store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to sell, assign, convey or transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Collateral Agent shall not have any obligation to any Loan Party to maintain or preserve the rights of any Loan Party as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d)           Application of Proceeds.  The Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent or any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, in accordance with the priority of payments set forth in the Term Loan Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any Applicable Law, need the Collateral Agent account for the surplus, if any, to any Loan Party.

(e)           Direct Obligation.  Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, the Borrower, any Loan Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Collateral Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Applicable Law.  To the extent it may lawfully do so, each Loan Party absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)           Commercially Reasonable.  To the extent that Applicable Law imposes any duty on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

    (i)           fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

    (ii)          fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Applicable Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

    (iii)         fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

    (iv)         advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring any such Collateral;

    (v)          exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

    (vi)         dispose of assets in wholesale rather than retail markets;

    (vii)        disclaim disposition warranties, such as title, possession or quiet enjoyment; or

    (viii)       purchase insurance or credit enhancements to insure the Collateral Agent and the other Secured Parties against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent (for the ratable benefit of the Secured Parties) a guaranteed return from the collection or disposition of any Collateral.

Each Loan Party acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Loan Party or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 6.1.

(g)           License.  For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Collateral Agent, for the benefit of the Secured Parties, to the extent such Loan Party is lawfully permitted to do so without violating any Contractual Obligations (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Loan Party), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Loan Party and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof (subject only to the rights of any third party non-Affiliate licensor of such Intellectual Property) and (ii) an irrevocable license (without payment of rent or other compensation to such Loan Party) to use, operate and occupy any and all Real Property, including without limitation all Real Property owned, operated, leased, subleased or otherwise occupied by such Loan Party.

           Section  6.2                      Accounts and Payments in Respect of General Intangibles.  (a)  In addition to, and not in substitution for, any similar requirement in the Term Loan Agreement, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Loan Party, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to the Collateral Agent, in a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Loan Party in trust for the Collateral Agent (for the ratable benefit of the Secured Parties), segregated from other funds of such Loan Party.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  At any time during the continuance of an Event of Default:

    (i)           each Loan Party shall, upon the Collateral Agent’s request, deliver to the Collateral Agent copies of all documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent (for the ratable benefit of the Secured Parties) and that payments in respect thereof shall be made directly to the Collateral Agent (for the ratable benefit of the Secured Parties);

    (ii)           The Collateral Agent may, if permitted under the terms of the Term Loan Agreement, at any time during the continuance of an Event of Default, limit or terminate the authority of a Loan Party to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Collateral Agent may at any time enforce such Loan Party’s rights against such account debtors and obligors of general intangibles; and

    (iii)           each Loan Party shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(b)           Anything herein to the contrary notwithstanding, each Loan Party shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Loan Party under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

           Section  6.3                      Pledged Collateral.

(a)           Voting Rights.  During the continuance of an Event of Default, immediately upon notice by the Collateral Agent to the relevant Loan Party or Loan Parties, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that no Agent shall have any duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)           Proxies.  In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Loan Party shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Loan Party hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default, and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than Unasserted Contingent Obligations).

(c)           Authorization of Issuers.  Each Loan Party hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Loan Party, each issuer of any Pledged Collateral pledged hereunder by such Loan Party to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Loan Party agrees that such issuer shall be fully protected from Liabilities to such Loan Party in so complying and (ii) unless otherwise expressly permitted hereby or by the Term Loan Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent (for the ratable benefit of the Secured Parties).

           Section  6.4                      Proceeds to be Turned over to and Held by the Collateral Agent.  Unless otherwise expressly provided in the Term Loan Agreement or this Agreement, except as otherwise expressly permitted by the Term Loan Agreement, all proceeds of any Collateral received by any Loan Party hereunder in cash or Cash Equivalents shall be held by such Loan Party in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Loan Party, and shall, promptly upon receipt by any Loan Party, be turned over to the Collateral Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account.  All proceeds being held by the Collateral Agent in a Cash Collateral Account (or by such Loan Party in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Term Loan Agreement.

           Section  6.5                      Sale of Pledged Collateral.

(a)           Each Loan Party recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may, subject to the terms set forth in the Term Loan Agreement, resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)           Each Loan Party agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all Applicable Law.  Each Loan Party further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Loan Party, and such Loan Party hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Term Loan Agreement.  Each Loan Party waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent.

           Section  6.6                      Deficiency.  Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

AGENT

           Section  7.1                      The Collateral Agent’s Appointment as Attorney-in-Fact.  (a)  Each Loan Party hereby irrevocably constitutes and appoints the Collateral Agent and its Related Parties, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents in accordance with the terms thereof, and, without limiting the generality of the foregoing, each Loan Party hereby gives the Collateral Agent and its Related Parties the power and right, on behalf of such Loan Party, without notice to or assent by such Loan Party, to do any of the following when an Event of Default shall be continuing and in accordance with the terms of the Term Loan Agreement:

    (i)           in the name of such Loan Party, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

    (ii)           in the case of any Intellectual Property owned by or licensed to the Loan Parties, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest (for the benefit of the Secured Parties) in such Intellectual Property and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby;

    (iii)           pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Term Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

    (iv)           execute, in connection with any sale provided for in Section 6.1 or 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

    (v)           (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, in accordance with the Term Loan Agreement, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Loan Party with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Loan Parties or any IP Licenses of the Loan Parties throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Loan Party might do.

    (vi)           If any Loan Party fails to perform or comply with any Contractual Obligation contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 during the continuance of an Event of Default, together with interest thereon at a rate set forth in the Term Loan Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Loan Party, shall be payable by such Loan Party to the Collateral Agent on demand.

(c)           The of Borrower hereby irrevocably constitutes and appoints the Collateral Agent and its Related Parties upon the occurrence of a Triggering Event, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action, including without limitation, pursuant to the Powers of Attorney, and to execute any document or instrument that may be necessary or desirable to cause the Borrower to enter into the Replacement Phase I MSA.  The Borrower hereby agrees to enter into the Replacement Phase I MSA at the request of the Collateral Agent upon the occurrence of a Triggering Event and the Collateral Agent shall be entitled to specific performance of such obligation of the Borrower.

(d)           Each Loan Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

           Section  7.2                      Authorization to File Financing Statements.  Each Loan Party authorizes the Collateral Agent, on behalf of the Secured Parties, and its respective Related Parties, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Such Loan Party also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

           Section  7.3                      Authority of Collateral Agent.  Each Loan Party acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Term Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Loan Parties, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Loan Party shall be under any obligation or entitlement to make any inquiry respecting such authority.

           Section  7.4                      Duty; Obligations and Liabilities.

(a)           Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as it deals with similar property for its own account.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.  The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Parties shall be responsible to any Loan Party for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  In addition, neither the Collateral Agent nor any other Secured Party shall be liable or held responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b)           Obligations and Liabilities with respect to Collateral.  No Secured Party and no Related Parties thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

           Section  8.1                      Reinstatement.  Each Loan Party agrees that, if any payment made by any Loan Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Loan Party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Loan Party’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Loan Party in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

           Section  8.2                      Release of Collateral.  This Agreement shall be subject to the provisions set forth in Section 11.18 of the Term Loan Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis.  The Collateral Agent will, at the Borrower’s expense, deliver to the applicable Loan Party any Collateral in the possession of the Collateral Agent or an Agent thereof, and execute and deliver to the applicable Loan Party such documents, certificates and instruments, and do such acts and things, as such Loan Party may reasonably request to evidence the release of any item of Collateral or guarantee obligation from the assignment and security interest granted under this Agreement, in each case in accordance with the terms of the Loan Documents and Section 11.18 of the Term Loan Agreement.

           Section  8.3                      Independent Obligations.  The obligations of each Loan Party hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, the Collateral Agent may, at its sole election and in accordance with the terms set forth in the Term Loan Agreement, proceed directly and at once, without notice, against any Loan Party and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Loan Party, any other Loan Party or any other Collateral and without first joining any other Loan Party or any other Loan Party in any proceeding.

           Section  8.4                      No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

           Section  8.5                      Amendments.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Term Loan Agreement which are incorporated herein by this reference, mutatis mutandis; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Loan Party directly affected thereby.

           Section  8.6                      Additional Loan Parties; Additional Pledged Collateral.

(a)           Joinder Agreements.  If, at the option of a Loan Party or as required pursuant to Section 7.08 of the Term Loan Agreement, a Loan Party shall cause any Subsidiary that is not a Loan Party to become a Loan Party hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 (each a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Loan Party party hereto on the Closing Date.

(b)           Pledge Amendments.  To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Loan Party shall deliver a pledge amendment duly executed by the Loan Party in substantially the form of Annex 1 (each, a “Pledge Amendment”).

Such Loan Party authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

           Section  8.7                      Marshaling.  Neither the Collateral Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or the Guaranteed Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any other Secured Party hereunder and of the Collateral Agent or any other Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any of the Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or the Guaranteed Obligations or under which any of the Obligations or the Guaranteed Obligations is outstanding or by which any of the Obligations or the Guaranteed Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Loan Party hereby irrevocably waives the benefits of all such laws.

           Section  8.8                      Notices.  All notices and other communications provided for herein shall be (i) in writing, (ii) delivered and deemed received in accordance with the procedures set forth in Section 11.02 of the Term Loan Agreement and (iii) addressed to the parties at the address, facsimile number or email address provided therein, provided, that any such notice, request or demand to or upon any Loan Party shall be addressed to the Borrower’s notice address set forth in such Section 11.02 of the Term Loan Agreement.  Any party hereto may change its address, facsimile number or email address for notices and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

           Section  8.9                      Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Loan Party and shall inure to the benefit of each Secured Party and their successors and, to the extent permitted in the Term Loan Agreement, assigns; provided, however, that no Loan Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, in any event, any assignment, transfer or delegation of any Loan Party’s rights or obligations under this Agreement shall be subject to the terms and provisions of the Term Loan Agreement.

           Section  8.10                      Counterparts; Effectiveness.  THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS SET FORTH IN SECTIONS 11.02(d) AND 11.10 OF THE TERM LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

           Section  8.11                      Severability.  All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.  Should any part of this Agreement be held invalid or unenforceable in any jurisdiction, the invalid or unenforceable portion or portions shall be removed (and no more) only in that jurisdiction, and the remainder shall be enforced as fully as possible (removing the minimum amount possible) in that jurisdiction.  In lieu of such invalid or unenforceable provision, the parties hereto will negotiate in good faith to add as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

           Section  8.12                      Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

           Section  8.13                      Jurisdiction; Venue; Service Of Process; Jury Trial Waiver.  THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS SET FORTH IN ARTICLE XII OF THE TERM LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

           Section  8.14                      Excluded Property.  For the avoidance of doubt and notwithstanding anything to the contrary herein, no Loan Party shall have any obligations hereunder with respect to Excluded Property and the Collateral Agent and any other Secured Party shall have no rights hereunder in or to any Excluded Property.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty, Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

CINEDIGM DC HOLDINGS, LLC

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President and Secretary

GUARANTORS:

ACCESS DIGITAL MEDIA, INC.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President

ACCESS DIGITAL CINEMA PHASE 2, CORP.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President

Signature Page to Guaranty, Pledge and Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

PROSPECT CAPITAL CORPORATION, as Collateral Agent

By:	/s/ M. Grier Eliasek
Name:	M. Grier Eliasek
Title:	President and Chief Operating Officer

Signature Page to Guaranty, Pledge and Security Agreement

Schedule 1

Commercial Tort Claims

Schedule 2

Loan Party Information

Loan Party’s Name	Loan Party’s Jurisdiction of Organization	Location of Loan Party’s Chief Executive Office	Loan Party’s Tax Identification Number	Loan Party’s Organizational Number

Schedule 3

Pledged Collateral

Schedule 4

Intellectual Property

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT1

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT, dated as of __________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty, Pledge and Security Agreement, dated as of February 28, 2013 (as such agreement may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”), by CINEDIGM DC HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and each of the other entities listed on the signature pages thereof or that becomes a party thereto pursuant to Section 8.6 of the Security Agreement (together with the Borrower, collectively, the “Loan Parties” and each, a “Loan Party”), in favor of PROSPECT CAPITAL CORPORATION, a Maryland corporation, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned Loan Party hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement is true and correct as of the date hereof as if made on and as of such date.

[LOAN PARTY]

By:
Name:
Title:
_________________
To be used for pledge of additional Pledged Collateral by existing Loan Party.

A1-1

Annex 1-A

PLEDGED STOCK
ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS
ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED as of the date first above written:

PROSPECT CAPITAL CORPORATION, as Collateral Agent

By:
Name:
Title:

A1-3

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 20__, is delivered pursuant to Section 8.6 of the Guaranty, Pledge and Security Agreement, dated as of February 28, 2013 (as such agreement may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”), by CINEDIGM DC HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and each of the other entities listed on the signature pages thereof or that becomes a party thereto pursuant to Section 8.6 of the Security Agreement (collectively, the “Guarantors”, and each, a “Guarantor”, and together with the Borrower, collectively, the “Loan Parties” and each, a “Loan Party”), in favor of PROSPECT CAPITAL CORPORATION, a Maryland corporation, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).  Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned (an “Additional Loan Party”), as provided in Section 8.6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Loan Party thereunder with the same force and effect as if originally named as a Loan Party therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Loan Party, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the Additional Loan Party and expressly assumes all obligations and liabilities of a Loan Party thereunder.  The undersigned Additional Loan Party hereby agrees to be bound as a Loan Party for the purposes of the Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1, 2, 3 and 4 to the Security Agreement and Schedules 6.07, 6.13, 6.17, 6.22 and 6.23 to the Term Loan Agreement.  By acknowledging and agreeing to this Joinder Agreement, the Additional Loan Party hereby agrees that this Joinder Agreement may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

[Signature pages follow.]

A2-1

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL LOAN PARTY]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED as of the date first above written:

PROSPECT CAPITAL CORPORATION, as Collateral Agent

By:
Name:
Title:

A2-3

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

This [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _______________, is made by each of the entities listed on the signature pages hereof (each a “Loan Party” and, collectively, the “Loan Parties”), in favor of PROSPECT CAPITAL CORPORATION, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Term Loan Agreement, dated as of February 28, 2013 (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Term Loan Agreement”), among the Borrower, Access Digital Media, Inc., Access Digital Cinema Phase 2, Corp. and each other Guarantor that is a party thereto, that is a party thereto, the Lenders party thereto, and Prospect, in its separate capacities as Administrative Agent and Collateral Agent, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor has agreed, pursuant to a Guaranty, Pledge and Security Agreement dated as of February 28, 2013 in favor of Collateral Agent (as such agreement may be amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”), to guarantee the Obligations (as defined in the Term Loan Agreement) of the Borrower; and

WHEREAS, all of the Loan Parties are party to the Security Agreement pursuant to which the Loan Parties are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Administrative Agent and the Collateral Agent to enter into the Term Loan Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Loan Party hereby agrees with the Collateral Agent as follows:

Section 1.              Defined Terms.  Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2.              Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Each Loan Party, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Loan Party, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured

1 Separate agreements will be executed  relating to each Guarantor’s respective Copyrights, Patents, and Trademarks.

A3-1

Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Loan Party (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)           [all of its registered Copyrights and all IP Licenses providing for the grant by or to such Loan Party of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)           all renewals, reversions and extensions of the foregoing; and

(c)           all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)           [all of its Patents and all IP Licenses providing for the grant by or to such Loan Party of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)           all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)           all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)           [all of its Trademarks and all IP Licenses providing for the grant by or to such Loan Party of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)           all renewals and extensions of the foregoing;

(c)           all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)           all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.              Guaranty and Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Loan Party hereby acknowledges and agrees that the rights and remedies of the Collateral Agent

A3-2

(for the ratable benefit of the Secured Parties) with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.              Loan Party Remains Liable.  Each Loan Party hereby agrees that, anything herein to the contrary notwithstanding, such Loan Party shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.              Counterparts; Effectiveness.  THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS SET FORTH IN SECTIONS 11.02(d) AND 11.10 OF THE TERM LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

Section 6.              Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST)..

[Signature pages follow.]

A3-3

ANNEX 3

TO

GUARANTY AND SECURITY AGREEMENT

IN WITNESS WHEREOF, each Loan Party has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

LOAN PARTIES:
[LOAN PARTY]

By:
Name:
Title:

4

ACKNOWLEDGED AND AGREED as of the date first above written:

PROSPECT CAPITAL CORPORATION, as Collateral Agent

By:
Name:
Title:

A3-5

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.           REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.           [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.           IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

FORM OF LIMITED POWER OF ATTORNEY

Reference is hereby made to that certain Guaranty, Pledge and Security Agreement, dated as of February 28, 2012 (the “Security Agreement”), made by Cinedigm DC Holdings, LLC, a Delaware limited liability company and each other Guarantor from time to time party thereto, in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the Secured Parties (“Collateral Agent”).  Capitalized terms used herein but not defined shall have the meanings provided to such terms in the Security Agreement.

KNOW ALL BY THESE PRESENTS, that CINEDIGM DIGITAL FUNDING I, LLC, a Delaware limited liability company (“CDF1”), hereby constitutes PROSPECT CAPITAL CORPORATION, in its capacity as Collateral Agent under the Security Agreement, as its true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for it and in its name, place, and stead, in any and all capacities, to execute that certain Second Amended and Restated Management Services Agreement to be entered among CDF1, Cinedigm DC Holdings, LLC and Cinedigm Digital Cinema Corp. and which such agreement is attached as Exhibit Q to the Term Loan Agreement, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, the limited power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that each person whose signature appears below has previously executed.  This power of attorney is granted in connection with the Term Loan Agreement and Security Agreement as additional security for the extension of credit under the Term Loan Agreement and is being exercised in accordance with the Security Agreement.  Therefore, this Limited Power of Attorney is IRREVOCABLE and COUPLED WITH AN INTEREST and may not be revoked until all Guaranteed Obligations are paid in full, in which event this Limited Power of Attorney shall terminate and be of no further force or effect.

THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS LIMITED POWER OF ATTORNEY, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

[Signature page follows.]

CINEDIGM DIGITAL FUNDING I, LLC

By:
Name:
Title:

Before me:
Witness
Name:
Address:

Dated:

Schedule 1

Commercial Tort Claims

None.

Schedule 2

Loan Party Information

Loan Party’s Name	Loan Party’s Jurisdiction Of Organization	Location of Loan Party’s Chief Executive Office	Loan Party’s Tax Identification Number	Loan Party’s Organizational Number
Cinedigm DC Holdings, LLC	Delaware	902 Broadway, 9th Floor, New York, New York 10010	46-2100494 (Federal EIN)	5290958 (File Number in Delaware)
Access Digital Media, Inc.	Delaware	902 Broadway, 9th Floor, New York, New York 10010	20-0037764 (Federal EIN)	3621753 (File Number in Delaware)
Access Digital Cinema Phase 2, Corp.	Delaware	902 Broadway, 9th Floor, New York, New York 10010	26-1444888 (Federal EIN)	4443030 (File Number in Delaware)

Schedule 3

Pledged Collateral

Cinedigm DC Holdings, LLC

1.           Any and all shares, shareholder’s or stockholder’s interests, partnership interests, partner’s interests, limited liability company interests, or other equity interests, whether owned directly or indirectly, in part or in whole, by Cinedigm DC Holdings, LLC, whether now owned or subsequently acquired and all proceeds of the foregoing, including, without limitation, the shares set forth below:

Issuer	Class of Shares	Certificate Number	% of Share Interest owned/% of Share Interest Pledged
Access Digital Media, Inc.	Common	3	100%/100%

2.           The collateral shall not include “Excluded Property,” as such term is defined in and used pursuant to the terms of that certain Guaranty, Pledge and Security Agreement, dated as of February 28, 2013, by and among Cinedigm DC Holdings, LLC, a Delaware limited liability company, Access Digital Media, Inc., a Delaware corporation, Access Digital Cinema Phase 2, Corp., a Delaware corporation and each other guarantor from time to time party thereto in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the secured parties.

3.           All personal property and other assets of the debtor, wherever located, whether now owned or existing or hereafter acquired or arising, together with all proceeds thereof, excluding the “Excluded Property” as such term is defined in and used pursuant to the terms of that certain Guaranty, Pledge and Security Agreement, dated as of February 28, 2013, by and among Cinedigm DC Holdings, LLC, a Delaware limited liability company, Access Digital Media, Inc., a Delaware corporation, Access Digital Cinema Phase 2, Corp., a Delaware corporation and each other guarantor from time to time party thereto in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the secured parties.

4.           The Secured Promissory Note dated as of February 28, 2013, made by Cinedigm Digital Cinema Australia Pty Ltd (“Maker”) to the order of Cinedigm DC Holdings, LLC (“Payee”) for all amounts from time to time payable to Payee pursuant to the Management Services Agreement dated as of February 28, 2013, by and between the Maker and the Payee.

Access Digital Media, Inc.

1.           All personal property and other assets of the debtor, wherever located, whether now owned or existing or hereafter acquired or arising, together with all proceeds thereof, excluding the “Excluded Property” as such term is defined in and used pursuant to the terms of that certain Guaranty, Pledge and Security Agreement, dated as of February 28, 2013, by and among Cinedigm DC Holdings, LLC, a Delaware limited liability company, Access Digital Media, Inc., a Delaware corporation, Access Digital Cinema Phase 2, Corp., a Delaware corporation and each other guarantor from time to time party thereto in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the secured parties.

Access Digital Cinema Phase 2, Corp.

1.           All personal property and other assets of the debtor, wherever located, whether now owned or existing or hereafter acquired or arising, together with all proceeds thereof, excluding the “Excluded Property” as such term is defined in and used pursuant to the terms of that certain Guaranty, Pledge and Security Agreement, dated as of February 28, 2013, by and among Cinedigm DC Holdings, LLC, a Delaware limited liability company, Access Digital Media, Inc., a Delaware corporation, Access Digital Cinema Phase 2, Corp., a Delaware corporation, and each other guarantor from time to time party thereto in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the secured parties.

Cinedigm Digital Cinema Corp.

1.           The shares set forth below owned by Cinedigm Digital Cinema Corp., any other Pledged Stock or Pledged Property (as each such term is defined and used in the Pledge Agreement defined below):

Issuer	Class of Share/ Membership Interest	Certificate Number	% of Share/Membership Interest owned/% of Share/Membership Interest Pledged
Cinedigm DC Holdings, LLC	N/A	1	100%/100%
Access Digital Cinema Phase 2, Corp.	Common	2	100%/100%
Cinedigm Digital Cinema Australia Pty Ltd	Ordinary	2	100%/66%

2.      The collateral shall not include “Excluded Property,” as such term is defined in and used pursuant to the terms of that certain Guaranty, Pledge and Security Agreement (the “Pledge Agreement”), dated as of February 28, 2013, by and among Cinedigm DC Holdings, LLC, a Delaware limited liability company, Access Digital Media, Inc., a Delaware corporation, Access Digital Cinema Phase 2, Corp., a Delaware corporation and each other guarantor from time to time party thereto in favor of Prospect Capital Corporation, a Maryland corporation, as collateral agent for the secured parties.

Schedule 4

Intellectual Property

Access Digital Media, Inc. is the registered owner of trademark entitled “THE COURIER FOR THE DIGITAL ERA’ (Serial No. 78-323372, Registration No. 3,151,575).